Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Reshoot Production Company, of our report dated April 5, 2011 on our audit of the financial statements of Reshoot Production Company as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from inception on October 31, 2007 through December 31, 2010, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    April 5, 2011



        Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
           50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
              Phone: (888)727-8251 Fax: (888)782-2351


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